UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 22, 2009 (January 22, 2009)
Brown-Forman Corporation
(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2009, Brown-Forman Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that Director Matthew R. Simmons retired from director service effective at the conclusion of the Board meeting held January 22, 2009.
     Director John D. Cook has been appointed as a member of the Company’s Board Compensation Committee, effective January 22, 2009.
Item 7.01. Regulation FD Disclosure.
     On January 22, 2009, the Company issued a press release announcing that its Board of Directors approved a regular cash dividend of $0.2875 cents per share on Class A and Class B Common Stock. Stockholders of record on March 6, 2009, will receive the cash dividend on April 1, 2009. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein in its entirety by this reference. This information is furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d)     Exhibits
          99.1     Brown-Forman Corporation Press Release dated January 22, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation

(Registrant)

January 22, 2009	/s/ Nelea A. Absher

(Date)	Nelea A. Absher Vice President, Associate General Counsel and Assistant Corporate Secretary
Exhibit Index

Exhibit
Number	Description

99.1	Brown-Forman Corporation Press Release dated January 22, 2009